                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): NOVEMBER 12, 2003

                            NATIONAL WATERWORKS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                     333-102430                  05-0532711
 (State of Incorporation)       (Commission File Number)      (I.R.S. Employer
                                                             Identification No.)

                          200 WEST HIGHWAY 6, SUITE 620
                                WACO, TEXAS 76712
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (254) 772-5355
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Item 9. Regulation FD Disclosure

99.1 Press release dated November 12, 2003 announcing that the Registrant will extend the consent solicitation period in which the holders of its 10.50% Senior Subordinated Notes due 2012 can consent to an amendment to the Restricted Payments covenant of the indenture pursuant to which such notes were issued.

         This Current Report on Form 8-K and the press release attached hereto concerning an extension to the consent solicitation period are being furnished by National Waterworks, Inc. (the "Registrant") pursuant to Item 9 ("Regulation FD Disclosure") of Form 8-K, insofar as they disclose certain actions of the Registrant going forward.

         On November 12, 2003, the Registrant issued a press release announcing that it will extend the consent solicitation period in which the holders of its 10.50% Senior Subordinated Notes due 2012 can consent to an amendment to the Restricted Payments covenant of the indenture pursuant to which such notes were issued. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

         The information in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 9 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NATIONAL WATERWORKS, INC.
                                            (Registrant)



November 17, 2003                  By:   /s/ Mechelle Slaughter
                                         --------------------------------
                                         Name: Mechelle Slaughter
                                         Title: Chief Financial Officer

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
                                  Exhibit Index

Exhibit No.                        Description
-----------                        -----------
99.1           Press release of National Waterworks, Inc. dated November 12,
               2003 announcing that it will extend the consent solicitation period in which the holders of its 10.50% Senior Subordinated
               Notes due 2012 can consent to an amendment to the Restricted
               Payments covenant of the indenture pursuant to which such notes were issued

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